Exhibit 99.1

Fathom Holdings Inc. Reports 81% Growth
for 2021 Third Quarter Revenue

-- Quarterly Revenue Passes $100 Million for First Time --

CARY, N.C., November 10, 2021 – Fathom Holdings Inc. (Nasdaq: FTHM), a national, technology-driven, end-to-end real estate services platform integrating residential brokerage, mortgage, title, insurance, and SaaS offerings for brokerages and agents, today announced financial results for the 2021 third quarter and nine months ended September 30, 2021.

Third Quarter 2021 Financial Results

Total revenue for the third quarter of 2021 increased 81% to $100.9 million, from $55.8 million for the same period last year. Fathom completed 11,498 real estate transactions for the 2021 third quarter, a 42% increase from the 2020 third quarter. Fathom’s real estate agent network grew 50% to 7,536 agents at September 30, 2021, up from 5,026 agents at September 30, 2020. Segment revenue for the 2021 third quarter compared with the prior-year period was as follows:

	Three months ended
(Revenue $ in million)	September 30, 2021	September 30, 2020
Real Estate Brokerage	$95.3	$55.8
Mortgage	$2.6	N/A
Technology	$0.7	N/A
Other*	$2.3	N/A

*Other primarily includes revenue generated from Fathom’s title and insurance businesses.

GAAP net loss for the 2021 third quarter was $3.4 million, or a loss of $0.24 per share, compared with a loss of $184,000, or a loss of $0.02 per share, for the 2020 third quarter. Weighted average diluted shares outstanding increased approximately 18% for the 2021 third quarter, compared with the same quarter last year. The year-over-year change in GAAP net loss resulted principally from ongoing investments in future growth, incremental operational and overhead costs related to acquired companies, and amortization of acquired intangible assets.

General and Administrative expense (G&A) totaled $9.8 million for the 2021 third quarter, compared with $2.9 million for the third quarter of last year. The increase in G&A was primarily attributable to completed acquisitions. It is anticipated that G&A expense will increase on an absolute dollar basis going forward, driven by acquisitions and costs related to scaling and integrating the Company’s vertical business lines. G&A as a percentage of revenue is expected to decline over the long-term as revenue increases.

Adjusted EBITDA, a non-GAAP measure, was a loss of $1.8 million for the 2021 third quarter, an improvement from an Adjusted EBITDA loss of $2.3 million for the 2021 second quarter. Adjusted EBITDA profit was $5,800 for the 2020 third quarter.

Fathom provides Adjusted EBITDA, a non-GAAP financial measure, because it offers additional information for monitoring the Company’s cash flow performance. A table providing a reconciliation of Adjusted EBITDA to its most comparable GAAP measure, as well as an explanation of, and important disclosures about, this non-GAAP measure, is included in the tables at the end of this press release.

“Our outstanding third quarter results reflect meaningful growth in revenue, real estate transactions, and agents, clearly demonstrating the power of our disruptive business model. We’re winning the right way… through hard work, innovation, and generating what we believe to be real long-term value for all of our stakeholders,” said Fathom CEO Joshua Harley.

“Since going public last year, we have substantially increased revenue, significantly expanded our agent network, improved agent retention, entered new geographic markets and completed strategic acquisitions that added new services and further solidified our market position. That’s a lot to accomplish in just over one year, but it demonstrates our focus, commitment, and ability to get things done,” Harley said.

“Adding new services, including our new, fully-owned mortgage, title, insurance and lead generation businesses, gives us even more firepower. We believe we are moving in a very positive direction. Fathom has delivered impressive performance to date, and we are confident about what we believe to be an incredible path ahead of us, with our business model structured to drive increasing revenue, and profitability as well,” Harley added.

Year-to-Date 2021 Financial Results

Total revenue for the first nine months of 2021 grew 90% to $234.8 million, from $123.4 million for the same period in 2020. Segment revenue for the 2021 year-to-date period compared with the prior-year period was as follows:

	Nine months ended
(Revenue $ in million)	September 30, 2021	September 30, 2020
Real Estate Brokerage	$224.7	$123.4
Mortgage	$4.1	N/A
Technology	$1.3	N/A
Other*	$4.7	N/A

*Other primarily includes revenue generated from Fathom’s title and insurance business.

GAAP net loss for the year-to-date period ended September 30, 2021 was $8.9 million, or a loss of $0.64 per share, compared with a GAAP net loss of $66,000, or a loss of $0.01 per share, for the first nine months of 2020. The year-over-year change in GAAP net loss resulted principally from ongoing investments in future growth, incremental operational and overhead costs related to acquired companies, amortization of acquired intangible assets, and costs associated with being a public company.

Adjusted EBITDA loss was $6.1 million, versus an Adjusted EBITDA profit of $469,000 for the year-ago period.

The Company had cash and cash equivalents of $8.8 million at September 30, 2021, compared with $28.6 million at December 31, 2020. The decline primarily reflects completed acquisitions.

“Our focus going forward on achieving positive cash flow from operations should enable us to continue growing our existing businesses,” said Fathom President and CFO Marco Fregenal. “As always, we are committed to being good stewards of the money with which our shareholders have entrusted us as we further solidify our position as a leading, national, technology-driven, end-to-end real estate services platform.”

Recent Highlights

•	Expanded real estate brokerage operations into Minnesota and New Mexico. Fathom’s real estate business now operates in 34 states and the District of Columbia.

•	Launched LiveBy Local, to provide agents with a robust suite of hyperlocal products to help them drive increased transaction volumes. LiveBy now provides technology and/or data to more than 750 companies, and 100,000 real estate agents across the country.

Guidance/Long-Term Targets

The Company continues to believe it can generate Adjusted EBITDA exceeding $40.0 million per year at 100,000 to 110,000 annual transactions. While Fathom has not provided a timeline for reaching this target, the Company believes it can maintain transaction growth rates similar to those since its IPO.

For the fourth quarter of 2021, Fathom expects revenue in the range of $82-$84 million, and an Adjusted EBITDA loss in the range of $1.9-$2.1 million.

For the full year 2022, Fathom expects revenue in the range of $410-$420 million, and Adjusted EBITDA in the range of a loss of $1.0 million to breakeven.

2021 Third Quarter Financial Results Conference Call

Date:	Wednesday, November 10, 2021

Time:	5:00 p.m. ET/2:00 p.m. PT

Phone:	833-685-0908 (domestic); 412-317-5742 (international)

Replay:	Accessible through November 24, 2021; 877-344-7529 (domestic); 412-317-0088 (international); replay access code 10161123

Webcast:	Accessible at www.FathomRealty.com; archive available for approximately one year

About Fathom Holdings Inc.

Fathom Holdings Inc. is a national, technology-driven, real estate services platform integrating residential brokerage, mortgage, title, insurance, and SaaS offerings to brokerages and agents by leveraging its proprietary cloud-based software, intelliAgent. The Company's brands include Fathom Realty, Dagley Insurance, Encompass Lending, intelliAgent, LiveBy, Real Results, and Verus Title. For more information, visit www.FathomInc.com.

Cautionary Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements,” including, but not limited to, the Company’s ability to attract higher producing agents who are selling more homes in higher priced markets, the timing of integrating and adding new business lines, and the ability to drive increasing revenue and profitability. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including: risks associated with making and integrating acquisitions; technology risks; risks in effectively managing rapid growth in our business; reliance on key personnel; competitive risks; our need to attain profitability and/or raise additional funds for operations and future growth, and the others set forth in the Risk Factors section of the Company’s most recent Form 10-K as filed with the SEC and supplemented from time to time in other Company filings made with the SEC. Copies of our Form 10-K and other SEC filings are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Relations and Media Contacts:

Roger Pondel/Laurie Berman	Marco Fregenal
PondelWilkinson Inc.	President and CFO
investorrelations@fathomrealty.com	Fathom Holdings Inc.
(310) 279-5980	investorrelations@fathomrealty.com
(888) 455-6040

(Financial tables follow)

FATHOM HOLDINGS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except share data)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Revenue
Gross commission income	$95,300	$55,848	$224,703	$123,375
Other revenue	5,640	-	10,066	-
Total revenue	100,940	55,848	234,769	123,375
Operating expenses
Commission and other agent-related costs	91,263	52,871	214,392	115,915
Operations and support	2,029	-	3,781	-
General and administrative	9,811	2,851	25,322	6,726
Marketing	591	218	1,371	587
Depreciation and amortization	931	44	1,778	108
Total operating expenses	104,625	55,984	246,644	123,336

(Loss) income from operations	(3,685)	(136)	(11,875)	39

Other (income) expense, net
Gain on the extinguishment of debt	(76)	-	(127)	-
Interest (income) expense, net	2	16	3	81
Other income, net	(28)	-	(66)	(10)
Other (income) expense, net	(102)	16	(190)	71

Loss from operations before income taxes	(3,583)	(152)	(11,685)	(32)
Income tax benefit (expense)	210	(32)	2,820	(34)
Net loss	$(3,373)	$(184)	$(8,865)	$(66)

Net loss per share
Basic	$(0.24)	$(0.02)	$(0.64)	$(0.01)
Diluted	$(0.24)	$(0.02)	$(0.64)	$(0.01)

Weighted average common shares outstanding
Basic	14,312,675	12,156,111	13,948,862	10,721,917
Diluted	14,312,675	12,156,111	13,948,862	10,721,917

FATHOM HOLDINGS INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in thousands, except share data)

	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$8,753	$28,577
Restricted cash	3,570	984
Accounts receivable	3,635	1,595
Derivative assets	48	-
Mortgage loans held for sale, at fair value	10,674	-
Prepaid and other current assets	2,146	1,700
Total current assets	28,826	32,856
Property and equipment, net	1,007	155
Lease right of use assets	4,504	437
Intangible assets, net	23,958	922
Goodwill	20,342	799
Other assets	95	56
Total assets	78,732	35,225
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	4,016	2,596
Accrued liabilities	4,985	1,065
Escrow liabilities	3,509	933
Derivative liabilities	17	-
Warehouse lines of credit	10,305	-
Long-term debt - current portion	1,211	256
Lease liability - current portion	1,732	140
Total current liabilities	25,775	4,990
Long-term debt, net of current portion	146	283
Lease liability, net of current portion	2,852	301
Deferred tax liabilities	365	-
Total liabilities	29,138	5,574
Commitments and contingencies
Stockholders' equity
Common stock, no par value, 100,000,000 authorized and 14,744,539 and 13,830,351 issued and outstanding as of September 30, 2021 and December 31, 2020	-	-
Treasury Stock, at cost, 5,683 shares as of September 30, 2021 and December 31, 2020	(30)	(30)
Additional paid-in capital	65,977	37,169
Accumulated deficit	(16,353)	(7,488)
Total stockholder' equity	49,594	29,651
Total liabilities and stockholders' equity	$78,732	$35,225

FATHOM HOLDINGS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	Nine months ended September 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(8,865)	$(66)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,778	108
Gain on the extinguishment of debt	(127)	-
Gain on sale of mortgages	(3,264)	-
Share-based compensation	2,833	322
Deferred income taxes	(2,865)	-
Bad debt expense	248	106
Other non-cash	44	-
Change in operating assets and liabilities:
Mortgage loans held for sale	(108,562)	-
Proceeds from sale and principal payments on mortgage loans held for sale	109,299	-
Accounts receivable	(908)	(1,093)
Agent annual fees receivable	36	(495)
Due from affiliates	9	3
Prepaid and other assets	(797)	(621)
Accounts payable	387	1,148
Accrued liabilities	1,806	280
Escrow liabilities	2,418	-
Operating lease right of use assets	496	16
Operating lease liabilities	(433)	(14)
Due to affiliates	-	(24)
Derviative liabilities	(103)	-
Net cash used in operating activities	(6,570)	(330)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(576)	(26)
Amounts paid for business and asset acquisitions, net of cash acquired	(10,969)	-
Purchase of intangible assets	(2,017)	(341)
Net cash used in investing activities	(13,562)	(367)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term debt	(399)	(13)
Proceeds from the issuance of common stock	80	83
Proceeds from note payable	865	-
Net borrowing on warehouse lines of credit	2,347	-
Proceeds from the issuance of common stock in connection with public offering	-	34,300
Payment of offering cost in connection with issuance of common stock in connection with public offering	-	(3,183)
Purchase of treasury stock	-	(30)
Extinguishment of note payable	-	(500)
Proceeds from note payable	-	454
Net cash provided by financing activities	2,893	31,111

Net (decrease) increase in cash, cash equivalents, and restricted cash	(17,239)	30,414
Cash, cash equivalents, and restricted cash at beginning of period	29,562	579
Cash, cash equivalents, and restricted cash at end of period	$12,323	$30,993

Supplemental disclosure of cash and non-cash transactions:
Cash paid for interest	$-	$82
Income taxes paid	$-	$5
Right of use assets obtained in exchange for lease liabilities	$1,839	$-
Issuance of common stock for the purchase of business	$25,312	$-
Issuance of common stock warrants as offering costs in connection with public offering of common stock	$-	$678
Extinguishment of Paycheck Protection Program Loan	$127	$-
Loan receivable forgiven and used as purchase consideration	$165	$-

Reconciliation of cash and restricted cash
Cash and cash equivalents	8,753	-
Restricted cash	3,570	-
Total cash, cash equivalents, and restricted cash shown in statement of cash flows	$12,323	$-

RECONCILIATION OF GAAP to NON-GAAP FINANCIAL MEASURES

(Unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net loss	$(3,373)	$(184)	$(8,865)	$(66)
Depreciation and amortization	931	45	1,778	108
Other (income) expense, net	(102)	16	(190)	71
Income tax (benefit) expense	(210)	32	(2,820)	34
Stock based compensation	770	97	2,833	322
Transaction-related costs	177	-	1,140	-
Adjusted EBITDA	$(1,807)	$6	$(6,124)	$469

Note about Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company uses Adjusted EBITDA, a non-GAAP financial measure, to understand and evaluate its core operating performance. This non-GAAP financial measure, which may be different than similarly titled measures used by other companies, is presented to enhance investors’ overall understanding of the Company’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Fathom defines Adjusted EBITDA as net loss, excluding other (income) expense, net, income tax expense, depreciation and amortization, and share-based compensation expense.

Fathom believes that Adjusted EBITDA provides useful information about the Company’s financial performance, enhances the overall understanding of our past performance and future prospects, and allows for greater transparency with respect to a key metric used by management for financial and operational decision-making. The Company believes that Adjusted EBITDA helps identify underlying trends in its business that otherwise could be masked by the effect of the expenses excluded in Adjusted EBITDA. In particular, Fathom believes the exclusion of share-based compensation expense related to restricted stock awards and stock options provides a useful supplemental measure in evaluating the performance of its operations and provides better transparency into its results of operations.

Adjusted EBITDA is being presented to assist investors in seeing the Company’s financial performance through the eyes of management, and because it believes this measure provides an additional tool for investors to use in comparing Fathom’s core financial performance over multiple periods with other companies in its industry.

Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA compared to net loss, the closest comparable GAAP measure, including:

•	Adjusted EBITDA excludes share-based compensation expense related to restricted stock awards and stock options, which have been, and will continue to be for the foreseeable future, significant recurring expenses in the Company’s business and an important part of its compensation strategy; and
•	Adjusted EBITDA excludes certain recurring, non-cash charges such as depreciation and amortization of property and equipment and acquired and internally developed intangible assets, although these are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future.

RECONCILIATION OF GAAP TO NON-GAAP FORWARD LOOKING GUIDANCE

(Unaudited)

(in thousands)

	Three Months Ended December 31, 2021		Twelve Months Ended December 31, 2022
	Low	High	Low	High
Net loss	$(3,960)	$(3,760)	$(11,640)	$(10,640)
Depreciation and amortization	1,010	1,010	4,540	4,540
Income tax (benefit) expense	(350)	(350)	-	-
Stock based compensation	1,200	1,200	6,100	6,100
Adjusted EBITDA	$(2,100)	$(1,900)	$(1,000)	$-